UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 11, 2018
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NATURAL RESOURCE PARTNERS L.P.
(Exact name of registrant as specified in its charter)
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Delaware	001-31465	35-2164875
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
1201 Louisiana St., Suite 3400 Houston, Texas 77002
(Address of principal executive office) (Zip Code)
(713) 751-7507
(Registrant’s telephone number, including area code)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging Growth Company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 2.01.	Completion of Acquisition or Disposition of Assets.
On December 11, 2018, NRP (Operating) LLC (“NRP Operating”), a wholly owned subsidiary of Natural Resource Partners L.P. (the “Partnership”), completed the previously announced sale of all of the outstanding equity interests in VantaCore Partners LLC (“VantaCore”), the Partnership's construction aggregates segment, for $197 million of estimated net proceeds after purchase price adjustments and transaction expenses.

Item 9.01.	Financial Statements and Exhibits

(b)	Pro Forma Financial Information.
Filed as Exhibit 99.1 to this Current Report on Form 8-K, and incorporated herein by reference, are the Unaudited Pro Forma Consolidated Balance Sheet as of September 30, 2018 and the Unaudited Pro Forma Condensed Consolidated Statements of Income for the nine months ended September 30, 2018 and the years ended December 31, 2017, 2016 and 2015. These pro forma financial statements have been prepared to give effect to the sale of VantaCore. The pro forma financial statements are presented for informational purposes only and do not purport to represent what the Partnership's consolidated results of operations or financial position would have been had the sale occurred on the dates indicated or to project the Partnership's consolidated financial position as of any future date or the Partnership's consolidated results of operations for any future period.

(d)	Exhibits.

Exhibit Number	Description
99.1	Natural Resource Partners L.P. Unaudited Pro Forma Condensed Consolidated Financial Statements.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NATURAL RESOURCE PARTNERS L.P.

	By:	NRP (GP) LP,
Its General Partner

	By:	GP NATURAL RESOURCE PARTNERS LLC,
Its General Partner

Dated: December 14, 2018	By:	/s/ Kathryn S. Wilson
	Name:	Kathryn S. Wilson
	Title:	Vice President and General Counsel